FOR IMMEDIATE RELEASE                 CONTACT:  Tammy Nystuen
                                                Select Comfort Corporation
                                                (763) 551-7496
                                                tamara.nystuen@selectcomfort.com



              SELECT COMFORT BEATS FIRST QUARTER EARNINGS ESTIMATES
          EARNINGS PER SHARE RISE 22 PERCENT; SALES INCREASE 23 PERCENT
                          COMPANY RAISES 2005 GUIDANCE

MINNEAPOLIS - (April 26, 2005) - Select Comfort Corporation (NASDAQ: SCSS), the nation's leading bed retailer and creator of the Sleep Number(R) bed, today announced results for the first quarter ended April 2, 2005. The company reported net income of $8.6 million, or $0.22 per diluted share, compared to net income of $7.3 million, or $0.18 per diluted share, in the first quarter of 2004. First quarter 2005 net sales increased 23 percent to $172.8 million, compared to first quarter 2004 net sales of $140.0 million. Same-store sales increased 16 percent.

        "We are pleased once again to report double-digit revenue and earnings growth, a pace the company has now sustained for four years," said Bill McLaughlin, chairman and chief executive officer. "Strong unit growth across all channels was a primary contributor to our sales increases, particularly in our retail stores and other consumer-oriented channels such as ecommerce and retail partners. We are especially pleased with the sales performance of our entry-level products, as we've refined the sales mix and refocused our efforts toward reaching a broader consumer base."

        McLaughlin continued, "Our balance sheet remains debt-free and was strengthened by the addition of $17 million in cash from operations, bringing our total cash and marketable securities to $101 million, after repurchasing $6.9 million of company stock in the quarter."

        The company's expansion plans for 2005 are on target to open up to 40 new stores during the year and to close approximately 15 stores, including the phase-out of leased departments in Bed, Bath & Beyond stores. In the first quarter, Select Comfort opened five new stores and closed five, ending the quarter with a total of 370 retail stores. In the second quarter, the company expects to open at least 10 new stores and to close 10.

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        Two new members joined Select Comfort's senior management team in April, bringing further leadership strength and experience to the company. Kathryn Roedel joined Select Comfort as senior vice president, global supply chain, replacing Greg Kliner, who announced his intention to retire in May. In addition, Wendy Schoppert joined the company as senior vice president and general manager, new channel development.

        "Kathy's global expertise in quality and supply chain strategy will play a key role in advancing Select Comfort's scalable processes and systems, helping us to better implement and execute on our aggressive sales and profit goals moving forward," McLaughlin said. "Wendy will focus primarily on new and emerging channel opportunities for the company, which will play an increasingly greater role in Select Comfort's success over the next three to five years."

OUTLOOK
        The company reiterated its expectations to sustain long-term sales growth rates of at least 15 to 20 percent, with same-store growth between 7 and 12 percent, leveraging the business model with long-term earnings growth rates of at least 20 to 25 percent.

        Assuming continued performance of the company's advertising and growth programs and no significant changes to the U.S. economy, mattress industry growth rates or competitive response to the company's products, the company believes that in 2005 it could exceed its 7 to 12 percent target range for same-store growth, as well as its sales growth target range of 18 to 20 percent. Accordingly, the company is raising EPS guidance for full-year 2005 to $0.98 to $1.06.

         "We are optimistic about our prospects for the balance of 2005, but remain cautious moving forward due to ongoing challenges with increased pricing pressures and the effect that rising fuel costs could have on our business," McLaughlin said. "We have continued confidence in our company's long-term growth potential."

        Select Comfort will hold a conference call to discuss its first quarter results on April 26, 2005, at 4:00 p.m. Central Time. A simultaneous webcast of the call will be available in the Investor Relations section of www.selectcomfort.com. A digital replay of the conference call will be accessible beginning at approximately 6:00 p.m. Central Time on April 26, 2005, through 5:00 p.m. Central Time on May 3, 2005. To access the replay, please call

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888-673-3568. An archived replay of the conference call may also be accessed after approximately 7:00 p.m. Central Time on April 26, 2005, at www.selectcomfort.com.

ABOUT SELECT COMFORT
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 32 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 370 retail stores located nationwide, through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.
                                       ###

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events; consumer confidence; effectiveness of our advertising and promotional efforts; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line; industry competition; warranty expenses; the outcome of pending litigation, including consumer class action litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to inflationary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs; and increasing government regulations, including new flammability standards for the bedding industry. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1)     TOP 25 BEDDING RETAILERS, FURNITURE TODAY, MAY 24, 2004


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

                                  SELECT COMFORT CORPORATION
                                       AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                         (UNAUDITED)

                                                      THREE MONTHS ENDED
                                                 -----------------------------
                                                   APRIL 2,        APRIL 3,
                                                     2005            2004
                                                 -------------   -------------

Net sales                                         $ 172,832       $ 139,963
Cost of sales                                        70,735          53,929
                                                 -------------   -------------
   Gross profit                                     102,097          86,034
Operating expenses:
   Sales and marketing                               75,025          63,782
   General and administrative                        13,424          10,634
                                                 -------------   -------------
Operating income                                     13,648          11,618
Other income:
   Interest income                                      473             312
                                                 -------------   -------------
Income before income taxes                           14,121          11,930
Income tax expense                                    5,479           4,597
                                                 -------------   -------------
Net income                                        $   8,642       $   7,333
                                                 =============   =============

Net income per share - basic                       $   0.24        $   0.20
                                                 =============   =============
Weighted average shares - basic                      35,799          35,929
                                                 =============   =============

Net income per share - diluted                     $   0.22        $   0.18
                                                 =============   =============
Weighted average shares - diluted                    39,071          39,990
                                                 =============   =============

RECONCILIATION OF EPS INFORMATION:
                                                 --------------  -------------
Net income available to common shareholders       $   8,642       $   7,333
                                                 ==============  =============

Weighted average shares outstanding                  35,799          35,929
Effect of dilutive securities:
   Options                                            1,791           2,545
   Warrants                                           1,306           1,385
   Restricted shares                                    175             131
                                                 --------------  -------------
Dilutive weighted average shares outstanding         39,071          39,990
                                                 ==============  =============

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
                                  SELECT COMFORT CORPORATION
                                       AND SUBSIDIARIES
                                 CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                                                        (UNAUDITED)
                                                                          APRIL 2,          JANUARY 1,
                                                                            2005               2005
                                                                      -----------------  -----------------
                               ASSETS
Current assets:
   Cash and cash equivalents                                               $  24,238          $  15,066
   Marketable securities - current                                            40,078             35,747
   Accounts receivable, net of allowance for doubtful accounts
     of $670 and $685, respectively                                            9,212              8,644
   Inventories                                                                18,307             20,481
   Prepaid expenses                                                            8,362              7,375
   Deferred tax assets                                                         6,041              5,287
                                                                      ----------------   -----------------
       Total current assets                                                  106,238             92,600
Marketable securities - non-current                                           36,845             40,930
Property and equipment, net                                                   45,803             43,911
Deferred tax assets                                                           11,494             10,755
Other assets                                                                   3,577              3,617
                                                                      -----------------  -----------------
       Total assets                                                        $ 203,957          $ 191,813
                                                                      =================  =================

                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                          $29,229            $26,267
   Consumer prepayments                                                        8,919              9,368
   Accruals:
     Sales returns                                                             5,980              5,038
     Compensation and benefits                                                15,493             13,913
     Taxes and withholding                                                     6,138              6,392
     Other                                                                     7,890              8,143
                                                                      -----------------  -----------------
       Total current liabilities                                              73,649             69,121
Long-term liabilities                                                          8,791              8,348
                                                                      -----------------  -----------------
       Total liabilities                                                      82,440             77,469
                                                                      -----------------  -----------------



Shareholders' equity:
   Undesignated preferred stock; 5,000,000 shares authorized, no
     shares issued and outstanding                                                 -                  -
   Common stock, $.01 par value; 95,000,000 shares authorized,
     36,082,919 and 35,828,222 shares issued and outstanding,
     respectively                                                                361                358
   Additional paid-in capital                                                 96,020             95,548
   Unearned compensation                                                      (3,696)            (1,752)
   Retained earnings                                                          28,832             20,190
                                                                      ----------------   -----------------
       Total shareholders' equity                                            121,517            114,344
                                                                      -----------------  -----------------
       Total liabilities and shareholders' equity                          $ 203,957          $ 191,813
                                                                      =================  =================

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
                                  SELECT COMFORT CORPORATION
                                       AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        (IN THOUSANDS)
                                         (UNAUDITED)
                                                                               THREE MONTHS ENDED
                                                                      ------------------------------------
                                                                          APRIL 2,           APRIL 3,
                                                                            2005               2004
                                                                      -----------------  -----------------

Cash flows from operating activities:
   Net income                                                               $  8,642           $  7,333
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                             3,701              3,430
     Non-cash compensation                                                        64                 71
     Deferred tax benefit                                                     (1,493)            (1,312)
     Change in operating assets and liabilities:
       Accounts receivable                                                      (568)            (4,103)
       Inventories                                                             2,174               (522)
       Prepaid expenses                                                         (987)            (1,698)
       Other assets                                                               31               (352)
       Accounts payable                                                        2,962              7,179
       Customer prepayments                                                     (449)             1,489
       Accrued sales returns                                                     942              1,012
       Accrued compensation and benefits                                       1,580             (4,414)
       Accrued taxes and withholding                                             171              3,997
       Other accruals and liabilities                                            190               (830)
                                                                      -----------------  -----------------
         Net cash provided by operating activities                            16,960             11,280
                                                                      -----------------  -----------------
Cash flows from investing activities:
   Purchases of property and equipment                                        (5,584)            (5,442)
   Investments in marketable securities                                       (2,696)           (43,192)
   Proceeds from maturity of marketable securities                             2,450             41,606
                                                                      -----------------  -----------------
         Net cash used in investing activities                                (5,830)            (7,028)
                                                                      -----------------  -----------------
Cash flows from financing activities:
   Repurchase of common stock                                                 (6,911)              (240)
   Proceeds from issuance of common stock                                      4,953              3,418
                                                                      -----------------  -----------------
         Net cash (used in) provided by financing activities                  (1,958)             3,178
                                                                      -----------------  -----------------

Increase in cash and cash equivalents                                          9,172              7,430
Cash and cash equivalents, at beginning of period                             15,066             24,725
                                                                      -----------------  -----------------
Cash and cash equivalents, at end of period                                 $ 24,238           $ 32,155
                                                                      =================  =================

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
                                  SELECT COMFORT CORPORATION
                                       AND SUBSIDIARIES
                              SUPPLEMENTAL FINANCIAL INFORMATION
                                         (UNAUDITED)

                                                 THREE MONTHS ENDED
                                          ----------------------------------
                                             APRIL 2,          APRIL 3,
                                               2005              2004
                                          ----------------  ----------------

Percent of sales
   Retail                                         76.5%            76.5%
   Direct                                         12.1             12.8
   E-Commerce                                      4.7              4.6
   Wholesale                                       6.7              6.1
                                          ----------------  ----------------
       Total                                       100%             100%

Sales growth rates
   Retail                                           24%              34%
   Direct                                           17               27
   E-Commerce                                       25               54
   Wholesale                                        37              147
                                          ----------------  ----------------
       Total                                        23%              37%

Same store sales growth                             16%              25%

Stores open:
   Beginning of period                             370              344
   Opened                                            5                9
   Closed                                            5                2
                                          ----------------  ----------------
   End of period                                   370              351

Total square footage (000s)                        401              352
Average sales per store (000s) *                $1,297           $1,166
Stores > $1 million sales *                         69%              55%
Avg. sales per mattress unit                    $1,932           $1,818
   (Co-owned Channels)

* trailing twelve month data


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